Name			Symbol(s)

Abitibi-Consolidated Inc	A
Agnico-Eagle Mines Limited	AGE
Air Canada			AC
Alcan Aluminium Limited		AL
Angiotech Pharmaceuticals	ANP
ATI Technologies Incorporated	ATY
Ballard Power Systems Inc.	BLD
Bank of Montreal	BMO - LBM - ZBM
Bank of Nova Scotia
		(The) 	BNS - LBQ - ZBQ
Barrick Gold
	Corporation	ABX - LBA - ZBA
BCE Emergis Inc.		IFM
BCE Inc.		BCE - LBC - ZBC
Biovail Corporation		BVF
Bombardier Inc.		BBD - LBB - ZBB
Brascan Cl. A			BNN
CAE Inc.			CAE
Canada LifeFinancial
		Corporation	CL
Canadian Imperial Bank
	of Commerce	CM - LCM - ZMC
Canadian National
		Railway Company	CNR
Canadian Natural
	Resources Limited	CNQ
Canadian Pacific
	Railway Limited		CP
Canadien Pacific Ships		TEU
Cascades Inc.			CAS
Celestica Inc.		CLS - LLS - ZLS
CGI Inc. (Group)		GIB
CI Fund Management Inc.		CIX
Cognos Inc.			CSN
Cott Corp.			BCB
Descartes Systems
	Group Inc. (The)	DSG
Dofasco Inc.			DFS
Domtar Inc.			DTC
Enbridge Inc.			ENB
EnCanaCorporation		ECA
Fairmont Hotels and Resorts	FHR
Glamis Gold Ltd.		GLG
Goldcorp Inc.			G
Great-West Lifeco Inc.		GWO
Hurricane Hydrocarbons Cl. A	HHL
Husky Energy			HSE
IAMGold Corporation		IMG
Imperial Oil Limited		IMO
Inco Limited			N
JDS Uniphase Canada Ltd.	JDU
Kinross Gold			K
Loblaw Companies Ltd.		L
Magna International Inc		MG
Manulife Financial Corporation	MFC
MDS Inc.			MDS
Meridian Gold			MNG
Molson Inc. Cl. A		MOL
Moore Corporation Ltd.		MCL
National Bank of Canada	NA - LNA - ZNA
Nexen Inc.			NXY
Noranda Inc.		NRD - LRD - ZRD
Nortel Networks
	Corporation	NT - LNT - ZNT
NOVA Chemicals Corporation	NCX
Petro-Canada			PCA
Placer Dome Inc.	PDG - LDP - ZDP
Power Corporation of Canada	POW
Precision Drilling Corporation	PD
QLT Phototherapeutics Inc.	QLT
Research in Motion Limited	RIM
Rogers Communications Inc.	RCI
Royal Bank of Canada	RY - LRY - ZRY
Shaw Comm. Cl. B		SJR
Sun Life Financial		SLF
Suncor Energy Inc.		SU
Talisman Energy Inc.		TLM
Teck Cominco Limited Cl. B	TEK
TELUS Corporation		T
Thomson Corporation (The)	TOC
Toronto-Dominion
	Bank (The)	TD - LTD - ZTD
TransAlta Corporation		TA
TransCanada PipeLines Ltd.	TRP
XEG iUnits Energy Options	XEG
XFN iUnits Financial Options	XFN
XGD iUnits Gold Options		XGD
XIT iUnits Technology Options	xIT